Exhibit 99.1

FOSTER WHEELER SHARES TO TRADE ON OTC BULLETIN BOARD

New York Stock Exchange to Suspend Trading in Common Stock and Other Securities

HAMILTON, BERMUDA, November 7, 2003 – Foster Wheeler Ltd. (NYSE: FWC) announced today that it received notification from the New York Stock Exchange (NYSE) that trading in the Company’s common stock and 9.00% FW Preferred Capital Trust I securities will be suspended effective at market open on November 14, 2003. The Company’s common stock continues to trade on the Pink Sheets and it expects that its common stock and 9.00% FW Preferred Capital Trust I securities will be immediately eligible for quotation and trading on the Over-the-Counter Bulletin Board (OTCBB), effective with the opening of business on November 14, 2003. The Company will announce the new ticker symbols when assigned.

The decision is the result of the Company’s anticipated inability to meet the NYSE’s requirement relating to the book value of stockholders’ equity by September 2004. Foster Wheeler does not expect that its business operations or financial position will be materially impacted by the NYSE’s action.

As previously announced, the NYSE notified Foster Wheeler in March 2003 that the Company did not meet the Exchange’s continued listing criteria and that the Company’s securities were subject to delisting unless the Company could demonstrate full compliance by September 2004. The NYSE action was taken after its most recent review indicated that Foster Wheeler’s book value of stockholders’ equity is unlikely to reach the minimum required within the period imposed by the NYSE.

“While we are disappointed that the Company is unlikely to comply with this listing standard by September 2004, we respect the decision of the NYSE and appreciate the fairness and professionalism they have extended to us in this process. We do not believe our inability to meet the standard relating to book value of stockholders’ equity negatively impacts our ability to complete our planned restructuring and achieve our financial and operating goals,” said Raymond J. Milchovich, chairman, president and chief executive officer. “Foster Wheeler’s current forecast

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indicates adequate liquidity through the end of 2004 and we continue to make significant progress with our overall financial and operational restructuring.”

     The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in OTC securities. The OTCBB provides access to over 3,600 securities and includes more than 330 participating market makers. Quotations and trading information can still be accessed through various internet service providers and other quotation services or through a securities broker. Information concerning the OTCBB can be found at www.otcbb.com.

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Notes to Editors:

1.	Foster Wheeler Ltd. is a global company offering a broad range of design engineering, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler serves the refining, oil and gas, petrochemical, chemicals, power, pharmaceutical, biotechnology and healthcare industries. Foster Wheeler Ltd. is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey. For more information about Foster Wheeler Ltd. and its affiliates, visit its website at www.fwc.com.

2.	Safe Harbor Statement

This news release contains forward-looking statements that are based on management’s assumptions, expectations and projections about the various industries within which the Corporation operates. These include statements regarding our expectations regarding revenues (including as expressed by our backlog), liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The corporation cautions that a variety of factors, including but not limited to the following, could cause business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the energy, power, oil and gas, pharmaceutical, chemical/petrochemical and environmental industries, changes in the financial condition of our customers, changes in regulatory environment, changes in project design or schedules, changes in estimates made by the company of costs to complete projects, contract cancellations, changes in trade, monetary and fiscal policies worldwide, currency fluctuations, outcomes of pending and future litigation, including litigation regarding our liability for damages and insurance coverage for asbestos exposure, protection and validity of patents and other intellectual property rights, increasing competition by foreign and domestic companies, changes in financial markets, war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided, compliance with debt covenants, monetization of certain power systems facilities, implementation of our

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restructuring plan, recoverability of claims against customers and others, changes in estimates used in critical accounting policies, and the outcome of cash-generation initiatives. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control.
You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us.

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11-7-03

Media Contact:	Richard Tauberman 908-730-4444

Other Inquiries:	908-730-4000